Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

EnLink Midstream Manager, LLC:

We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

Our report dated February 17, 2021 with respect to the consolidated financial statements refers to a change in the Company’s method of accounting for leases in 2019.

/s/ KPMG LLP
Dallas, Texas
February 17, 2021